COLLEGE RETIREMENT EQUITIES FUND

                                730 Third Avenue
                          New York, New York 10017-3206

                  NOTICE OF ANNUAL MEETING -- NOVEMBER 10, 1997
--------------------------------------------------------------------------------

Notice is hereby given to persons having voting rights in respect of the College Retirement Equities Fund ("CREF") that the annual meeting of participants will be held at CREF's home office, 730 Third Avenue, New York, New York, on November 10, 1997, at 10:00 a.m. for the following purposes:

1. To elect four trustees to serve for the next four years and until their successors are elected and qualified;

2. To ratify the selection of Ernst & Young LLP as the independent auditors for CREF for the fiscal year ending December 31, 1997;

3. To vote on the participant proposals set forth and described in the accompanying proxy statement; and

4. To transact any other business as may properly come before the meeting.

The Board of Trustees has set September 30, 1997, as the record date for determination of the number of votes entitled to be cast. Only those persons who had CREF voting rights as of September 30, 1997, are entitled to notice of and to vote at the meeting.

                                         By order of the Board of Trustees,

                                         /S/ALBERT J. WILSON
                                         -------------------
                                         Albert J. Wilson
                                         Secretary

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED ADDRESSED AND POSTPAID ENVELOPE.

TO HOLD THE MEETING, A QUORUM OF THE SHARES ELIGIBLE TO VOTE IS REQUIRED BY LAW TO BE REPRESENTED. THEREFORE, IT IS IMPORTANT THAT YOU VOTE NOW SO THAT CREF WILL NOT HAVE TO BEAR THE UNNECESSARY EXPENSE OF ANOTHER SOLICITATION OF PROXIES.

If you plan to attend the meeting, please call 800 842-2776 to obtain an admission pass.

                                                                     [CREF LOGO]

October 13, 1997

                        COLLEGE RETIREMENT EQUITIES FUND

                       PROXY STATEMENT FOR ANNUAL MEETING
                         TO BE HELD ON NOVEMBER 10, 1997

   The accompanying proxy is solicited on behalf of the Board of Trustees of the College Retirement Equities Fund ("CREF") and will be voted at the annual meeting of persons having CREF voting rights and at any adjournment thereof. The annual meeting of CREF will be held on November 10, 1997, at 10:00 a.m. at CREF's home office, 730 Third Avenue, New York, New York. The approximate mailing date of this proxy statement is October 13, 1997.

   Please mark and sign the enclosed proxy card and return it for use at the meeting. Each proxy may be revoked at any time before it is voted by written revocation addressed to the Secretary of CREF at 730 Third Avenue, New York, New York 10017-3206. You may also revoke your proxy by executing and returning a later-dated proxy card or by appearing in person and voting at the meeting. All proxy cards that are properly signed, timely received, and not revoked will be voted at the meeting in accordance with the instructions on them, if any. Unless instructions to the contrary are received, the proxy will be voted FOR the election of the four nominees for trustee and FOR ratification of Ernst & Young LLP as independent auditors for CREF for the fiscal year ending December 31, 1997, and AGAINST the participant proposals set forth and described in this proxy statement. Only participants in certain accounts will be eligible to vote on the participant proposals. The following table sets forth the voting rights of CREF participants for each item on the proxy card:

                                      STOCK, MONEY MARKET,
                                         BOND MARKET,
                                       INFLATION-LINKED
                                         BOND, GLOBAL              SOCIAL
                                     EQUITIES, GROWTH, AND         CHOICE
                            ALL      EQUITY INDEX ACCOUNTS        ACCOUNT
                          ACCOUNTS           ONLY                  ONLY
--------------------------------------------------------------------------------
Trustee Election              X
--------------------------------------------------------------------------------
Independent Auditors          X
--------------------------------------------------------------------------------
Participant Proposal I                           X
--------------------------------------------------------------------------------
Participant Proposal II                                                X
--------------------------------------------------------------------------------

   The Board of Trustees knows of no other matters to be presented at the meeting. If, however, other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote the proxies in accordance with their best judgment, and discretionary authority to do so is included in the proxy.

   Each person having voting rights on September 30, 1997, is eligible to vote at the meeting. On September 20, 1997, there were a total of 118,281,262,240.32 votes eligible to be cast. Of the total number of votes, 99,215,542,074.60 were attributable to the Stock Account; 4,115,910,666.39 were attributable to the Money Market Account; 1,247,151,903.09 were attributable to the Bond Market Account; 87,652,069.26 were attributable to the Inflation-Linked Bond Account; 2,116,066,512.94 were attributable to the Social Choice Account; 5,462,608,589.82 were attributable to the Global Equities Account; 4,358,309,740.14 were attributable to the Growth Account; and 1,678,020,684.08 were attributable to the Equity Index Account. As of September 20, 1997, Teachers Insurance and Annuity Association of America ("TIAA"), CREF's companion organization, owned 2,000,000 accumulation units in the Inflation-Linked Bond Account, representing approximately 59 percent of that account's outstanding units. As of that date, TIAA was entitled to cast .04 percent of the total number of votes eligible to be cast on those matters described in this proxy statement on which all participants are entitled to vote.

   The number of votes attributable to a person with a CREF accumulation is equal to the dollar value of the amount credited to that person in the accumulation fund of each CREF account on September 30, 1997. If annuity payments are being made, the number of votes for an annuitant is equal to the number of dollars held in the annuity fund of each CREF account on September 30, 1997, to meet the annuity obligations to that person. Fractional votes will be counted.

VOTE REQUIRED

   CREF's constitution provides that the holders of 10 percent of the votes entitled to be cast will constitute a quorum at the meeting. The vote of persons holding a majority of the votes present in person or represented by proxy at the meeting and entitled to vote will decide the outcome of the election of trustees, the ratification of the appointment of the independent auditors, and the participant proposals. Abstentions are counted in determining whether a quorum has been reached.

   When the quorum requirements are met, abstentions are not counted in determining the outcome of the election of trustees, the ratification of the appointment of independent auditors, or the participant proposals, or any other matters that may be brought to a vote at the meeting that require only a majority of shares present to be passed. No votes are cast by brokers.

                             I. ELECTION OF TRUSTEES

   CREF's constitution provides that the Board of Trustees is divided into four classes, with each class elected for a term of four years. The constitution was recently amended to reduce the number of trustees in this and each future class from five to four, thereby, over time, reducing the total number of trustees serving on the board to sixteen. At this annual meeting, four trustees are to be elected to serve for four years and until their successors are elected and qualified. All of the nominees currently serve on CREF's Board of Trustees and have been renominated to serve for another term.

   Set forth below is information concerning the age, principal occupation, employment during the past five years, educational background, and certain other directorships of each nominee and continuing trustee, as well as the year in which each individual first became a trustee.

                              NOMINEES FOR TRUSTEE


|           |   JOYCE  A.  FECSKE,  50,  is vice  president  emerita  at  DePaul
|           |   University.  Until  February  1994,  she was vice  president for
|   PHOTO   |   human resources at DePaul University.  Ms. Fecske also serves as
|           |   a trustee of TIAA-CREF  Mutual Funds. Ms. Fecske received a B.A.
|           |   and  an  M.A.  from  DePaul  University.  She  has  been  a CREF
|           |   participant since 1976.
Trustee since
    1993

|           |   EDES P. GILBERT,  65, is head of The Spence School.  Previously,
|           |   she was  headmistress  of the Mary  Institute.  Ms. Gilbert also
|   PHOTO   |   serves as a trustee of Lesley College, the Friends Seminary, and
|           |   TIAA-CREF  Mutual  Funds.  After  receiving  a B.A.  from Vassar
|           |   College,  Ms.  Gilbert  received an M.Ed.  from Lesley  College,
|           |   Graduate  School of Education.  She has been a CREF  participant
Trustee since   since 1972.
    1989

|           |   STEPHEN A. ROSS, 53, is the Sterling  Professor of Economics and
|           |   Finance in the Yale School of Management at Yale University. Dr.
|   PHOTO   |   Ross is also co-chairman of Roll & Ross Asset Management  Corp.,
|           |   a director of General Reinsurance Corporation,  and a trustee of
|           |   the Hopkins  School and of California  Institute of  Technology.
|           |   Dr. Ross also serves as a trustee of TIAA-CREF  Mutual Funds. He
Trustee since   received a B.S. from  California  Institute of Technology  and a
     1981       Ph.D.  from  Harvard  University.  Dr.  Ross  has  been  a  CREF participant since 1974.


|           |   MACEO K. SLOAN, 47, has been the chairman,  president, and chief
|           |   executive  officer  of  Sloan  Financial  Group,  Inc.,  and NCM
|   PHOTO   |   Capital  Management  Group,  Inc.  since  1991.  Mr.  Sloan is a
|           |   director of SCANA  Corporation  and  Mechanics and Farmers Bank.
|           |   Mr.  Sloan also serves as a trustee of TIAA-CREF  Mutual  Funds.
|           |   Mr. Sloan received a B.A. from Morehouse College, an M.B.A. from
Trustee since   Georgia State University, and a J.D. from North Carolina Central
     1991       University School of Law.

                               CONTINUING TRUSTEES

|           |   ROBERT  H.  ATWELL,  66,  has  been  president  emeritus  of the
|           |   American  Council on Education and a senior  consultant for A.T.
|   PHOTO   |   Kearney since November 1996.  Formerly,  he was president of the
|           |   American Council on Education and Pitzer College.  Mr. Atwell is
|           |   a  trustee  of St.  Norbert  College,  Eckerd  College,  and New
|           |   College  Foundation,  a director of Education  Management Corp.,
Trustee since   and on the governing  board of COLLEGIS.  Mr. Atwell also serves
     1989       as a trustee of TIAA-CREF  Mutual Funds.  Mr. Atwell  received a
                B.A. from the College of Wooster and an M.A. from the University of Minnesota. He has been a CREF participant since 1970. His current term as trustee expires in 1998.

|           |   ELIZABETH  E.  BAILEY,  58, is the John C.  Hower  Professor  of
|           |   Public  Policy  and  Management  at The  Wharton  School  of the
|   PHOTO   |   University  of  Pennsylvania.  Formerly,  she was a professor at
|           |   Carnegie  Mellon  University and dean of its Graduate  School of
|           |   Industrial  Administration.  Dr.  Bailey  has  been  a  visiting
|           |   scholar at Yale  University.  Dr.  Bailey is a  director  of CSX
Trustee since   Corporation,  Honeywell  Inc., and Philip Morris  Companies Inc.
     1986       She is a trustee  of The  Brookings  Institution  and  Bancroft,
                Inc.,  and is a  director  of the  National  Bureau of  Economic
Research. Dr. Bailey also serves as a trustee of TIAA-CREF Mutual Funds. She received an A.B. from Radcliffe College, an M.S. from Stevens Institute of Technology, and a Ph.D. from Princeton University. She has been a CREF participant since 1983. Her current term as trustee expires in 1998.

|           |   JOHN H. BIGGS,* 61, is chairman,  president, and chief executive
|           |   officer of CREF and TIAA.  Mr. Biggs also serves as a trustee of
|   PHOTO   |   TIAA,  TIAA-CREF  Investment   Management,   Inc.   ("Investment
|           |   Management"),  TIAA-CREF  Individual &  Institutional  Services,
|           |   Inc. ("Services"), and TIAA-CREF Mutual Funds, and is a director
|           |   of Teachers Personal  Investors  Services,  Inc.  ("TPIS"),  and
Trustee since   Teachers Advisors, Inc. ("Advisors"). Mr. Biggs is a director of
     1983       The Boeing  Company,  Ralston Purina  Company,  and the National
                Bureau of Economic Research.  He is a trustee of the Association of Governing Boards of Universities and Colleges, the Church Pension Fund (Episcopal), The Danforth Foundation, the Financial Accounting Foundation, and Washington University in St. Louis. He is also a member of the board of governors of the National Association of Securities Dealers, Inc. Mr. Biggs received an A.B. from Harvard University and a Ph.D. from Washington University in St. Louis. He has been a CREF participant since 1977. His current term as trustee expires in 2000.

|           |   GARY P.  BRINSON,  53, has been a member of the group  executive
|           |   board of Swiss  Bank  Corporation  since  April  1995 and  chief
|   PHOTO   |   investment  officer and member of its group executive  committee
|           |   since June 1996. He is also  president  and managing  partner of
|           |   Brinson  Partners,  Inc., an  investment  management  firm.  Mr.
|           |   Brinson  serves as a trustee of the Research  Foundation  of the
Trustee since   Institute  of Chartered  Financial  Analysts.  Mr.  Brinson also
     1995       serves as a trustee of  TIAA-CREF  Mutual  Funds.  He received a
                B.A. from Seattle University and an M.B.A. from Washington State
                University. His current term as trustee expires in 1999.

|           |   STUART TSE KONG HO, 61, is chairman  of the board and  president
|           |   of Capital Investment of Hawaii, Inc., and chairman of the board
|   PHOTO   |   of Gannett Pacific Corporation.  He also serves on the boards of
|           |   Pacific Century  Financial  Corp.,  Gannett Co., Inc., and Aloha
|           |   Airgroup,  Inc.  Mr. Ho also  serves as a trustee  of  TIAA-CREF
|           |   Mutual  Funds.  Mr. Ho received a B.A.  from  Claremont  McKenna
Trustee since   College and a J.D.  from The  University  of Michigan  School of
     1990       Law. His current term as trustee expires in 1998.

|           |   NANCY L.  JACOB,  54,  is  president  and  managing  partner  of
|           |   Windermere  Investment  Associates.  She was previously chairman
|   PHOTO   |   and  chief  executive  officer  of CTC  Consulting,  Inc.  and a
|           |   managing  director of the Capital Trust Company.  Formerly,  she
|           |   was a professor of finance in the School and Graduate  School of
|           |   Business  Administration at the University of Washington,  where
Trustee since   she also served as dean.  Dr. Jacob also serves as a director of
     1979       Puget Sound Power & Light  Company and as a trustee of TIAA-CREF
                Mutual  Funds.  She  received  a B.A.  from  the  University  of
Washington and a Ph.D. from the University of California, Irvine. She has been a CREF participant since 1971. Her current term as trustee expires in 1999.

|           |   MARJORIE  FINE  KNOWLES,  58, is a  professor  of law at Georgia
|           |   State  University  College of Law, where she also served as dean
|   PHOTO   |   until  1991.  Formerly,  she  was a  professor  of  law  at  the
|           |   University of Alabama College of Law. Ms. Knowles also serves as
|           |   a trustee of TIAA-CREF  Mutual Funds.  Ms. Knowles  received her
|           |   A.B. from Smith  College and her LL.B.  from Harvard Law School.
Trustee since   She has been a CREF participant  since 1976. Her current term as
     1983       trustee expires in 2000.

|           |   MARTIN  L.  LEIBOWITZ,*  61,  has been vice  chairman  and chief
|           |   investment  officer of CREF and TIAA since November 1995. He was
|   PHOTO   |   executive vice president,  Investments, CREF and TIAA, from June
|           |   1995 to November  1995.  Formerly,  he was a managing  director,
|           |   director of research, and a member of the executive committee of
|           |   Salomon  Brothers  Inc.  Mr.  Leibowitz  is a  trustee  of TIAA,
Trustee since   Investment  Management,   and  TIAA-CREF  Mutual  Funds,  and  a
     1995       director of Advisors.  He is also president and chief  executive officer of Investment Management and Advisors. In addition,  Mr.
Leibowitz is a trustee of Princeton's Institute for Advanced Study, a member of the board of overseers of the New York University Stern School of Business, a director of the Institute for Quantitative Research in Finance, and chairman of the board of governors of the New York Academy of Sciences. He received a B.A. and an M.S. from the University of Chicago, and a Ph.D. from New York
University's Courant Institute of Mathematical Sciences. He has been a CREF participant since 1996. His current term as trustee expires in 1999.

|           |   JAY O. LIGHT, 56, is a professor of business  administration  at
|           |   Harvard University  Graduate School of Business  Administration.
|   PHOTO   |   In addition, Dr. Light is a director of United Asset Management,
|           |   the Harvard  Management  Company,  the Baupost Fund, and the GMO
|           |   Trust. Dr. Light also serves as a trustee of Brigham and Women's
|           |   Hospital and TIAA-CREF  Mutual Funds. He received a B.E.P.  from
Trustee since   Cornell  University and a D.B.A.  from Harvard  University.  Dr.
     1987       Light has been a CREF  participant  since 1972. His current term as trustee expires in 1999.


|           |   BEVIS LONGSTRETH,* 63, is a partner at the law firm of Debevoise
|           |   & Plimpton and is an adjunct  professor  at Columbia  University
|   PHOTO   |   School  of Law.  Mr.  Longstreth  is a  member  of the  board of
|           |   directors of Capstead Mortgage Corporation and AMVESCAP, PLC. He
|           |   is also a member of the board of governors of the American Stock
|           |   Exchange and a trustee of the New School for Social Research and
Trustee since   TIAA-CREF Mutual Funds. Mr.  Longstreth  received a B.S.E.  from
     1996       Princeton  University  and a J.D. from Harvard  University.  His current term as trustee expires in 2000.

*Because Messrs. Biggs and Leibowitz are officers of CREF, they are deemed to be "interested persons" of CREF within the meaning of the Investment Company Act of 1940. Mr. Longstreth is considered an "interested person" of CREF because he is a partner in a law firm that has acted as counsel to CREF.

|           |   ROBERT M.  LOVELL,  JR.,  67,  is a  founding  partner  of First
|           |   Quadrant L.P., an investment management firm. Previously, he was
|   PHOTO   |   chairman and chief  executive  officer of First Quadrant  Corp.,
|           |   its  predecessor.  Mr.  Lovell  also  serves  as  a  trustee  of
|           |   TIAA-CREF  Mutual  Funds.  Mr.  Lovell  received  his B.A.  from
|           |   Princeton  University.  His current  term as trustee  expires in
Trustee since   2000.
     1977

|           |   EUGENE  C. SIT,  59, is  chairman,  chief  executive,  and chief
|           |   investment  officer  of Sit  Investment  Associates,  Inc.,  and
|   PHOTO   |   chairman and chief  executive  officer of Sit-Kim  International
|           |   Investment  Associates,  Inc.  Both  are  investment  management
|           |   firms.  He also  serves  as  chairman  and  director  of  eleven
|           |   registered   investment  companies  managed  by  Sit  Investment
Trustee since   Associates,  Inc.  Mr. Sit  serves as a trustee of the  Research
     1991       Foundation of the Institute of Chartered  Financial Analysts and
                Carleton College.  Mr. Sit also serves as a trustee of TIAA-CREF
Mutual Funds. He received a B.S.C. from DePaul University. His current term as trustee expires in 1999.

|           |   DAVID K.  STORRS,  53, has been  president  and chief  executive
|           |   officer of Alternative  Investment Group,  L.L.C., an investment
|   PHOTO   |   management  firm,  since August 1996.  From January 1996 to June
|           |   1996,  he was  adviser  to the  president,  The Common  Fund,  a
|           |   collective   investment   vehicle  for  college  and  university
|           |   endowments. He had been president and chief executive officer of
Trustee since   The Common Fund since January 1993.  Formerly,  he was executive
     1994       vice  president  of The Common  Fund.  He is also a director  of
                eleven  money  market  funds   sponsored  by  Alliance   Capital
Management. Mr. Storrs also serves as a trustee of TIAA-CREF Mutual Funds. He received a B.A. from Yale University and an M.B.A. from Harvard University Graduate School of Business Administration. He has been a CREF participant since 1975. His current term as trustee expires in 1998.

|           |   ROBERT W.  VISHNY,  38,  is the Eric J.  Gleacher  Professor  of
|           |   Finance  at  the  University  of  Chicago   Graduate  School  of
|   PHOTO   |   Business. He is the director of the program in corporate finance
|           |   at the  National  Bureau of  Economic  Research  and a  founding
|           |   partner of LSV Asset Management,  an investment management firm.
|           |   Dr.  Vishny also serves as a trustee of TIAA-CREF  Mutual Funds.
Trustee since   Dr. Vishny  received an A.B. from The University of Michigan and
     1996       a Ph.D. from the Massachusetts  Institute of Technology.  He has been a CREF participant since 1985. His current term as trustee expires in 2000.

   As of September 20, 1997: (1) none of the trustees individually owned as much as 1 percent of the outstanding voting securities of any CREF account; and (2) trustees and officers, as a group, did not own more than 1 percent of the outstanding voting securities of any account.

   Each of the nominees is available and has consented to serve if elected. If any of these persons is unavailable to serve at the time the meeting is held, the votes represented by the proxy may be voted for any substitute designated by the current Board of Trustees.

COMMITTEES

   At each annual meeting of trustees, the board appoints certain committees with specific responsibilities for various aspects of CREF's operation. Included among these are:

  (1) An Audit Committee, consisting solely of trustees who are not officers of CREF, which itself, or through independent auditors or others, audits and examines the records and affairs of CREF as it deems necessary. During 1996, the Audit Committee held five meetings. The current members of the Audit Committee are Dr. Bailey (chair), Dr. Jacob, Ms. Knowles, Mr. Lovell, and Mr. Sloan.

   (2) A Finance Committee, which oversees the management of CREF investments in accordance with appropriate oversight by the full board. During 1996, the Finance Committee held six meetings. The current members of the Finance Committee are Mr. Biggs (chair), Mr. Brinson, Mr. Ho, Dr. Jacob, Mr. Leibowitz, Dr. Light, Mr. Longstreth, Mr. Lovell, Dr. Ross, Mr. Sit, Mr. Sloan, Mr. Storrs, and Dr. Vishny.

   (3) A Nominating and Personnel Committee, consisting solely of trustees who are not officers of CREF, which nominates certain CREF officers and the standing committees of the board, and recommends persons for election as trustees. During 1996, the committee held six meetings. The current members of the Nominating and Personnel Committee are Mr. Atwell (chair), Dr. Bailey, Dr. Jacob, Mr. Longstreth, and Mr. Sit.

   The Nominating and Personnel Committee will consider potential nominees for trustees recommended by participants. Any participant desiring to present a candidate to the committee for future consideration should write the name of the individual in the space provided on the proxy card. In addition, participants may recommend nominees to the CREF Board of Overseers by writing to: Secretary, CREF Board of Overseers, 730 Third Avenue, New York, New York 10017-3206.

MEETINGS

   There were four meetings of the Board of Trustees during 1996. All trustees except Dr. Nancy L. Jacob attended at least 75 percent of the total number of meetings of the Board of Trustees and of the committees of the board on which they served.

COMPENSATION OF TRUSTEES

   The following table discloses the aggregate compensation paid to trustees who are not officers of CREF ("non-officer trustees") and the lump-sum deferred compensation benefit accrued as part of CREF's expenses for each non-officer trustee, for the year ended December 31, 1996.

                                                                 LUMP-SUM
                                                           DEFERRED COMPENSATION
                                        AGGREGATE             BENEFIT ACCRUED
                                      COMPENSATION            AS PART OF CREF
           NAME OF TRUSTEE              FROM CREF                EXPENSES 1

           Robert H. Atwell             $40,000                   $13,095
           Elizabeth E. Bailey          $45,000                    $8,159
           Andrew F. Brimmer           $117,000 2                 $15,655
           Gary P. Brinson              $23,000                    $2,380
           Joyce A. Fecske              $27,000                    $2,268
           Edes P. Gilbert              $33,000                   $10,481
           Stuart Tse Kong Ho           $28,000                    $7,668
           Nancy L. Jacob               $29,000                    $8,021
           Marjorie Fine Knowles        $37,000 3                  $8,994
           Jay O. Light                 $25,000                    $6,065
           Bevis Longstreth 4            $2,000                    $4,052
           Robert M. Lovell, Jr.        $32,000 3                 $23,730
           Robert C. Merton             $81,000 2                 $10,437
           Stephen A. Ross              $31,000 3                  $6,774
           Eugene C. Sit                $28,000                    $5,568
           Maceo K. Sloan               $34,000                    $2,425
           Harry K. Spindler            $40,000 5                 $17,346
           David K. Storrs              $40,000                    $2,530
           Robert W. Vishny 4            $3,000                      $592

   (1) Assumes service through age 70.
   (2) Includes $90,000 deferred compensation benefit paid to Dr. Brimmer and $60,000 deferred compensation benefit paid to Dr. Merton in accordance with plan provisions.
   (3) This compensation was not actually paid based on prior election of trustee to defer receipt of payment in accordance with the provisions of a CREF deferred compensation plan for non-officer trustees. This plan was terminated as to future participation effective August 1986. In addition, $594,590, $509,477, and $532,963 have been deferred for prior years' service through year-end 1995 for Ms. Knowles, Mr. Lovell, and Dr. Ross, respectively. (These amounts include interest.)
   (4) Mr. Longstreth and Dr. Vishny were elected to the CREF Board of Trustees in November 1996.
   (5) Mr. Spindler discontinued his deferred compensation agreement as of December 31, 1993. A total of $425,805 had been deferred for his prior years' service. (This amount includes interest.)

   The CREF deferred compensation plan provides non-officer trustees who have served at least five years a lump-sum deferred compensation benefit after leaving the CREF board. The lump-sum benefit is calculated by taking half of the amount of the basic trustee stipend in effect at the time the trustee leaves the board, and multiplying it by the individual's number of years of service as a CREF trustee, up to a maximum of twenty years.

   The following table shows the estimated lump-sum deferred compensation benefit payable to each non-officer trustee when he or she leaves the board and the years of service used in estimating that benefit.

                                        ESTIMATED
                                        LUMP-SUM
                                        DEFERRED
                                      COMPENSATION                YEARS OF
           NAME OF TRUSTEE               BENEFIT                  SERVICE 1

           Robert H. Atwell            $105,000                      14
           Elizabeth E. Bailey         $150,000                      20
           Andrew F. Brimmer            $90,000 2                    12
           Gary P. Brinson             $135,000                      18
           Joyce A. Fecske             $150,000                      20
           Edes P. Gilbert              $97,500                      13
           Stuart Tse Kong Ho          $112,500                      15
           Nancy L. Jacob              $150,000                      20
           Marjorie Fine Knowles       $150,000                      20
           Jay O. Light                $150,000                      20
           Bevis Longstreth            $ 60,000                       8
           Robert M. Lovell, Jr.       $150,000                      20
           Robert C. Merton             $60,000 2                     8
           Stephen A. Ross             $150,000                      20
           Eugene C. Sit               $127,500                      17
           Maceo K. Sloan              $150,000                      20
           Harry K. Spindler           $105,000                      14
           David K. Storrs             $150,000                      20
           Robert W. Vishny            $150,000                      20

   (1) Assumes trustee leaves the board at age 70.

   (2) Deferred compensation benefit paid in accordance with plan provisions.

   No non-officer trustee received compensation from any entity that could be deemed part of a fund complex with CREF for the year ended December 31, 1996. Trustees who are active officers of CREF or TIAA do not receive any additional compensation for their services as trustees.

   II. RATIFICATION OF INDEPENDENT AUDITORS

   For the fiscal year ended December 31, 1996, Deloitte & Touche LLP ("Deloitte") served as independent auditors to CREF. At a meeting held on May 21, 1997, the CREF Board of Trustees, including a majority of those trustees who are not "interested persons" of CREF, selected Ernst & Young LLP ("Ernst & Young") as independent auditors for CREF for the fiscal year ending December 31, 1997, subject to ratification by persons having voting rights in CREF. The decision to engage Ernst & Young was the result of a process initiated by the CREF Board of Trustees pursuant to its policy to periodically consider rotation of CREF's external audit firm. Deloitte's reports on CREF's financial statements for the years ended December 31, 1996 and December 31, 1995 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified as to uncertainty, audit scope, or accounting principles. There were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during 1995 and 1996 or subsequently.

   Representatives of Ernst & Young and Deloitte will be present at the annual meeting to respond to appropriate questions.

                           III. ADDITIONAL INFORMATION

EXECUTIVE OFFICERS

   Set forth below is information concerning the age, positions, certain directorships, and offices held during the past five years by each executive officer of CREF. These executive officers are selected annually by the Board of Trustees. Messrs. Biggs and Leibowitz, who are trustees and whose positions with CREF are described above, are not listed again here.

                             PRINCIPAL BUSINESS OCCUPATION
NAME                   AGE   DURING PAST FIVE YEARS

Richard J. Adamski     55    Vice president and treasurer, CREF  and TIAA, since
                             March 1991. Mr. Adamski is also  vice president and
                             treasurer  of   TIAA-CREF   Investment   Management
                             ("Investment  Management"), TIAA-CREF  Individual &
                             Institutional Services, Inc. ("Services"), Teachers
                             Personal Investors Services, Inc. ("TPIS"),Teachers
                             Advisors,  Inc. ("Advisors"),  and TIAA-CREF Mutual
                             Funds.

Diane  M.  Axelrod     54    Senior managing  director-CREF  Administration  and
                             Trading,  CREF and TIAA, since May  1997;  prior to
                             May  1997,  vice   president,  Administration   and
                             Trading,  CREF and TIAA. Ms. Axelrod is also senior
                             managing   director, Administration  and   Trading,
                             for Investment Management, Advisors, and  TIAA-CREF
                             Mutual Funds.

Douglas A. Dial        61    Senior managing director-CREF  Stock  Account, CREF
                             and TIAA,  since May 1997; prior to May 1997,  vice
                             president,  CREF and TIAA. Mr. Dial is also  senior
                             managing  director  and   assistant  secretary  for
                             Investment   Management  and   Advisors  and senior
                             managing  director for TIAA-CREF Mutual Funds.

Scott C. Evans         38    Executive  vice   president   and   manager,   CREF
                             Investments,  CREF  and TIAA, since September 1997;
                             from   March  1997   to  September  1997,  managing
                             director-CREF Account, CREF and  TIAA;  from  March
                             1994 to March 1997, second vice president, CREF and
                             TIAA; prior to March 1994,assistant vice president,
                             CREF  and  TIAA. Mr. Evans  is  also executive vice
                             president   and   manager,  CREF  Investments,  for
                             Investment Management and Advisors, and managing director for TIAA-CREF Mutual Funds.

                             PRINCIPAL BUSINESS OCCUPATION
NAME                   AGE   DURING PAST FIVE YEARS

Eric E. Fisher         58    Senior  managing   director-Quantitative  Portfolio
                             Management/Research, CREF and TIAA, since May 1997;
                             prior  to  May 1997, vice president, CREF and TIAA.
                             Mr.  Fisher  is  also  senior managing director for
                             Investment  Management,   Advisors,  and  TIAA-CREF
                             Mutual Funds.

Richard L. Gibbs       50    Executive   vice  president,  Finance and Planning,
                             CREF  and  TIAA, since  March  1993; prior to March
                             1993,  vice  president, CREF and TIAA. Mr. Gibbs is
                             also   executive   vice  president  for  Investment
                             Management, Services, Advisors, TPIS, and TIAA-CREF
                             Mutual Funds.

Don W. Harrell         59    Executive  vice  president,  External Affairs, CREF
                             and   TIAA,   since    March    1992;   previously,
                             administrative  assistant  to  U.S.  Senator  David
                             Pryor.

Matina S. Horner       58    Executive   vice  president,  Human Resources, CREF
                             and   TIAA,  since  December   1989;    previously,
                             president  of   Radcliffe   College.  Dr. Horner is
                             chair of the board of trustees of MGH Institute of Health Professions and Fund for the City of New
                             York. Dr. Horner also serves as a director of Boston Edison Company, the Greenwall Foundation, and The Neiman Marcus Group, and as a trustee of the Massachusetts General Hospital, the Twentieth
                             Century Fund, and the  Women's Research & Education
                             Institute.

John J. McCormack      53    Executive vice  president, Operations Support, CREF
                             and  TIAA,  since  November 1995; prior to November
                             1995, executive vice president, Pension and Annuity
                             Services, CREF  and  TIAA.  Mr. McCormack is on the
                             boards  of  St.  Bonaventure  University  and   the
                             Employee Benefit Research Institute.

Michael T. O'Kane      52    Senior managing  director,  Investments,  CREF  and
                             TIAA, since   May 1996; prior to May 1996, managing
                             director,  Investments, TIAA. Mr. O'Kane  is   also
                             senior  managing director-Securities, for TIAA-CREF
                             Mutual Funds.

                              PRINCIPAL BUSINESS OCCUPATION
NAME                   AGE    DURING PAST FIVE YEARS

John A. Putney, Jr.    58     Executive   vice  president,   Pension and Annuity
                              Services, CREF and TIAA,  since   November   1995;
                              prior to November 1995, executive vice president, Operations Support, CREF and TIAA.

John A. Somers         53     Executive    vice    president, Investments,  CREF
                              and  TIAA,  since  April  1996;  prior  to   April
                              1996,  senior vice  president, Mortgage  and  Real
                              Estate,CREF and TIAA. Mr. Somers is also executive vice president for TIAA-CREF Mutual Funds.

Charles H. Stamm       58     Executive vice president and general counsel, CREF
                              and TIAA. Mr. Stamm also serves  as a  trustee  of
                              Investment  Management  and  Services  and  as   a
                              director of TPIS and Advisors.

Thomas G. Walsh        55     Executive vice president, Insurance Services, CREF
                              and TIAA. Mr. Walsh is also the president of TIAA-
                              CREF Mutual Funds, chairman and director of TPIS, and a member of the management committee of TIAA
                              Separate Account VA-1.

Albert J. Wilson       65     Vice   president   and  chief  counsel,  corporate
                              secretary, CREF and TIAA, since  March  1991.  Mr.
                              Wilson serves on the boards of the Foreign  Policy
                              Association   and   the   Investor  Responsibility
                              Research Center, Inc.

INVESTMENT ADVISORY AND DISTRIBUTION ARRANGEMENTS

   Investment Management manages the assets in each CREF account. It is a nonprofit subsidiary of TIAA, and provides its services for the CREF accounts at cost. Investment Management is registered as an investment adviser under the Investment Advisers Act of 1940, although it is not considered an investment adviser under the Investment Company Act of 1940 because it provides its services at cost.

   CREF's certificates are distributed by Services, another nonprofit subsidiary of TIAA. Services is registered as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. The TIAA Board of Overseers, a New York membership corporation, owns all of the stock of TIAA.

   The address for Investment Management and Services is 730 Third Avenue, New York, New York 10017-3206.

                            IV. PARTICIPANT PROPOSALS

PARTICIPANT PROPOSAL I

   Because the first participant proposal concerns CREF's tobacco-related investments, participants in all CREF accounts, except the Social Choice Account, can vote on it. Since the proposal would affect participants in each of these accounts differently, the votes will be tallied separately for each account.

   Mr. Eugene Feingold, 352 Hilldale Drive, Ann Arbor, Michigan 48105, owning 9,561.135 accumulation units in the CREF Stock Account and 2,702.937 accumulation units in the Global Equities Account, and Dr. C. Everett Koop, MD, ScD, 5924 Maplewood Park Place, Bethesda, MD 20814, owning 23.775 annuity units in the CREF Stock Account, have given notice that they intend to present the following resolution at the annual meeting:

         For both ethical and financial reasons, participants request CREF:

         1) To announce that CREF will make no additional tobacco-related investments, and
         2) To begin an orderly divestment of all tobacco investments.

PARTICIPANTS' SUPPORTING STATEMENT

   Sponsors of this proposal, a former Surgeon General of the United States and a past president of the American Public Health Association, call for an end to the respectable collegiate camouflage CREF provides for the tobacco industry.

   CREF's latest annual report shows nearly $1.6 billion invested in tobacco corporations, most of it in Philip Morris. A Philip Morris director sits on the CREF board, chairs its Audit Committee, and is a member of its Nominating and Personnel Committee and its Committee on Corporate Governance and Social Responsibility.

   The tobacco industry spreads addiction, disease and death among young people throughout the world. Tobacco is directly implicated in almost half a million deaths a year in the U.S. alone. Tobacco executives have been implicated in unethical and possibly illegal activities.

   Most  smokers  begin  before   adolescence.   Tobacco  investments  put  CREF
participants in a position of seeking to profit from children's addiction to a product likely to shorten their lives.

   CREF management suggests its Social Choice Account for those who don't wish to invest in tobacco. However, that account includes bonds and money market investments, and is therefore not a true substitute for the CREF Stock Account, as it is more susceptible to inflation. Its existence does not absolve CREF of its responsibility to refrain from helping promote childhood drug addiction.

   CREF management argues that tobacco stocks are a good investment. But public retirement systems in Florida and Maryland are divesting,citing the riskiness of tobacco investments. Other analysts have concluded that the effect of tobacco divestiture on fund performance is negligible. Over the last five years, the stock portion of the CREF Social Choice Account, which does not invest in tobacco, has out-performed the CREF Stock Account, which invests heavily in tobacco, disproving management's argument that ending tobacco investments would necessarily weaken performance.

   Among many leading educators urging adoption of this proposal is Derek Bok, former President of Harvard University, one of a dozen universities which divested their tobacco investments. The Harvard Management Company earned a return of 33.9% on its U.S. stock portfolio for the 12 months ending June 30, 1996, wholly free of tobacco's ethical and financial hazards.

   CREF management says that continued investment in tobacco gives CREF the opportunity for "an ongoing dialogue with tobacco companies" and has cited some of CREF's votes at tobacco stockholder meetings. However, CREF has abstained or voted against stockholder resolutions to combat youth smoking, reduce cigarette nicotine content, and discourage smoking by pregnant women. In any case, CREF's "dialogue" seems to have had little effect.

   CREF should join those who have already divested their tobacco investments -- among others, Johns Hopkins, City University of New York, Harvard, Haverford, Smith, Tufts, Wayne State University, the public universities of Texas and Vermont, public pension plans in several states and cities, and many religious organizations.

OPPOSING STATEMENT OF THE BOARD OF TRUSTEES

   THE BOARD OF TRUSTEES RECOMMENDS A VOTE AGAINST THE PROPOSAL, WHICH IS CONTRARY TO THE INTERESTS OF PARTICIPANTS.

   The Board of Trustees believes that each participant should have the chance to decide for himself or herself whether to invest in an account that includes tobacco stocks. This decision should not be made by the Board of Trustees or even by a vote of all participants.

   Because of this conviction, CREF created the Social Choice Account in 1990, well before the current concerns about tobacco were expressed. The proponents' criticism of that account's asset allocation is misplaced. Approximately 60 percent of the Social Choice Account is in stocks and 40 percent is in fixed income, which is a desirable balance for long-term retirement portfolios. The account's popularity -- over 200,000 participants use it, and it has approximately $2 billion in assets, which is more than three times the size of the next largest socially screened fund -- is affirmation of the need for an account that has both social screens and a fixed-income component.

   The trustees could create a tobacco-free investment option for each existing CREF account, thereby overcoming the proponents' objection. This would splinter the demand for a social choice account, and each smaller account would be unable to take advantage of the economies of scale of a large fund like the Social Choice Account.

Other participants could in turn ask us to create other accounts that screen for one particular activity, such as alcohol and/or weapons manufacturing. Offering such an array of small, and more expensive, accounts would not well serve our participants.

   If the trustees conclude at any time that tobacco investments are not in our participants' best financial interests, we will take appropriate action. Tobacco company stocks have in fact performed well under various circumstances, including during periods of negative publicity about the industry -- in part because the prices of these stocks already reflect potential liabilities, such as the recently negotiated settlement with the state attorneys general.

   The trustees believe the proposal will eliminate an important personal choice that participants are now free to make. We urge a vote against it.

PARTICIPANT PROPOSAL II

   Because the second participant proposal concerns a possible new screen for the Social Choice Account, only participants in the Social Choice Account can vote on it.

   A. Chris Abajian, 202 NW 43rd Street, Seattle, WA 98107-4328, owning 272.288 accumulation units in the CREF Social Choice Account, Mary Lou Finley, 327 29th Avenue E, Seattle, WA 98112, owning 63.433 accumulation units in the CREF Social Choice Account, Edward P. Flowers, 382 Mercy Street, Mountain View, CA 94041-2204, owning 14.434 annuity units in the CREF Social Choice Account, David
S. Gordon, 4728 40th Avenue NE #3A, Seattle, WA 98105, owning 845.852 accumulation units in the CREF Social Choice Account, Bruce Hawkins, 61 Henshaw Avenue, Northampton, MA 01060, owning 7.096 annuity units in the CREF Social Choice Account, Steven L. Hulbert, 9 Woodcrest Drive, East Moriches, NY 11940-1420, owning 261.493 accumulation units in the CREF Social Choice Account, Lawrence C. Jones, 712 Woods Road, Vestal, NY 13850-3566, owning 2,147.994 accumulation units in the CREF Social Choice Account, and Frank Zucker, 3808 Interlake Ave. No., Seattle, WA 98103, owning 106.064 accumulation units in the CREF Social Choice Account, have given notice that they intend to present the following resolution at the annual meeting:

          Participants request that the Board of Trustees make the following rule:

          The TIAA-CREF Social Choice Account shall not invest in other mutual funds, in banks, in insurance companies, or in financial services, unless TIAA-CREF has determined that the institution is following the screens of the Social Choice Account when it invests this money.

PARTICIPANTS' SUPPORTING STATEMENT

   The TIAA-CREF Social Choice Account currently invests approximately 13% in financial institutions (including banks, insurance companies, miscellaneous financial services). The money invested in these institutions is invested by them without regard for the TIAA-CREF Social Choice Fund's social screens. You can thus presume that a portion of this money is invested in tobacco, weapons, and so on. This is the reason that some other socially responsible mutual funds, such as PAX World Fund, do not invest in financial institutions. Investing in financial institutions is no different than investing in other non-socially responsible mutual funds, such as Fidelity. Investing in financial institutions provides a loophole through the social screens of the TIAA-CREF Social Choice Fund.

   More alarmingly, the percentage the Social Choice Fund is putting into this sector has been growing. It is important to stop this trend while the percentage is still small and the financial impact on the Social Choice Fund is minimal.

   There are a few financial institutions that do adhere to the Social Choice Fund's screens (such as Chicago's South Shore Bank). But these are not the financial institutions the Social Choice Fund is invested in.

OPPOSING STATEMENT OF THE BOARD OF TRUSTEES

   THE BOARD OF TRUSTEES RECOMMENDS A VOTE AGAINST THE PROPOSAL, WHICH IS CONTRARY TO THE INTERESTS OF PARTICIPANTS.

   The Social Choice Account seeks investment returns that reflect the broad investment performance of the financial markets, while giving special consideration to social criteria. We do this by avoiding investments in companies whose business activities do not meet the account's social criteria screens. We chose the current screens based on the social issues that we believe most concern our participants. As currently managed, the account has performed extremely well, at low cost, and with screens that are reasonably convenient to administer. It is very popular with participants.

   The proponents are asking that CREF apply the Social Choice Account's screens not just to the primary business activities of financial institutions, but also to their investments. This additional level of scrutiny would at a minimum be extremely burdensome, if not impossible, to administer. Detailed information about how banks, insurance companies, and other financial institutions invest their money is often not publicly available and cannot readily be obtained.

   Indeed, to follow the proponents' line of argument to its logical conclusion, the Social Choice Account would necessarily be required to examine the investments of a wide variety of companies, since financial institutions are not the only types of companies that make significant investments. For example, it is highly unlikely that most companies invest their pension plan assets in accordance with the Social Choice Account's screens. Assuming we could even get such information, the account would be closed out of a broad variety of investments. It could not operate with such extensive constraints.

   The approach the resolution requires would also raise financial risks for Social Choice Account investors. If virtually all financial institutions were eliminated from the account, as the proponents suggest, the account would lose a significant element of its diversity, leaving it more vulnerable to market fluctuations.

   For these reasons, the board recommends a vote against the proposal.

   AGAIN, THE BOARD OF TRUSTEES BELIEVES THE RESOLUTIONS ARE CONTRARY TO THE INTERESTS OF PARTICIPANTS AND RECOMMENDS A VOTE AGAINST ALL OF THE PROPOSALS.

                                V. OTHER MATTERS

MEANS OF SOLICITING PROXIES

   Typically, this proxy solicitation will be conducted by mail, but it may also be conducted by telephone, any method of electronic communication, or personal interview. All expenses incurred in connection with this solicitation of proxies are borne by CREF and included in the administrative expenses that are paid for out of the net assets of each account.

PROPOSALS OF PERSONS WITH VOTING RIGHTS

   Proposals submitted for presentation at the 1998 annual meeting by or on behalf of persons with voting rights must be received by CREF no later than June 15, 1998.

ANNUAL REPORTS

   If you would like a copy of the most recent CREF semi-annual and annual reports, please write to CREF at 730 Third Avenue, New York, New York 10017-3206 or call 800 842-2733, extension 5509. You can also view the reports in the Library section of TIAA-CREF AT YOUR SERVICE on the Internet, or use our on-line request form to order print versions electronically. Our Web site address is http://www.tiaa-cref.org.

                                                [LOGO] Printed on recycled paper

----
CREF     COLLEGE RETIREMENT
----     EQUITIES FUND

1997 PROXY SOLICITED BY THE BOARD OF TRUSTEES

SEQUENCE NO.

---------------------------------------
               Date
               ------------------------


---------------------------------------
               SIGNATURE

When signing above as attorney, executor, administrator, trustee, guardian, or corporate officer, please give your FULL name and title.

--------------------------------------------------------------------------------
THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

                                                       Withhold    Vote for
                                              For      from all   all except
1) Election of trustees                       [ ]        [ ]         [ ]
   Nominees:

                        Joyce A. Fecske, Edes P. Gilbert,
                      Stephen A. Ross, and Maceo K. Sloan

   To withhold your vote from any nominee, check the "Vote for all except" box above and strike a line though the nominee's name.

   If you would like to suggest future  nominees,  please    [ ]
   check the box at the right and write their names and affiliations on the back of this ballot.

                                                      For    Against  Abstain
2) Approval of Ernst & Young LLP as auditors:         [ ]      [ ]      [ ]

--------------------------------------------------------------------------------
THE BOARD OF TRUSTEES RECOMMENDS A VOTE AGAINST ITEM 3.

                                                      For    Against  Abstain
3) Participant Proposal I regarding tobacco-          [ ]      [ ]      [ ]
   related investments in the CREF accounts other than the CREF Social Choice Account:

4) Participant Proposal II applies only to the CREF Social Choice Account.

--------------------------------------------------------------------------------

                  Please detach at perforation before mailing

       Please use black or blue ink and mark an X in the appropriate box. Please sign and date your ballot.

                        COLLEGE RETIREMENT EQUITIES FUND

By signing this form, I authorize Nancy L. Jacob, Bevis Longstreth, and David K. Storrs, singly or together, with power of substitution in each, to represent me and cast my vote at CREF's annual meeting, and any adjournment or postponement thereof. They will vote as I instruct. If no directions are given, or if the instructions are contradictory, the proxies will vote (i) FOR the election of all listed nominees, (ii) in accordance with the trustees' recommendations on the other subjects listed on this card, and (iii) at their discretion on any other matters that may properly come before the annual meeting or if a nominee is not available for election. The CREF annual meeting will be held on November 10, 1997, at 10:00 a.m. at CREF's home office, 730 Third Avenue, New York, New York.

Please sign and date this ballot on the reverse side and return it in the enclosed postage-paid envelope to State Street Bank and Trust Company, P.O. Box 9393, Boston, MA 02205-9972. State Street Bank and Trust Company has been engaged to tabulate ballots returned by mail to preserve the confidentiality of your ballot.

                      SUGGESTIONS FOR FUTURE CREF NOMINEES

Name: __________________________________________________________________________

Institution: ___________________________________________________________________

Name: __________________________________________________________________________

Institution: ___________________________________________________________________

Name: __________________________________________________________________________

Institution: ___________________________________________________________________

----
CREF     COLLEGE RETIREMENT
----     EQUITIES FUND

1997 PROXY SOLICITED BY THE BOARD OF TRUSTEES

SEQUENCE NO.

---------------------------------------
               Date
               ------------------------


---------------------------------------
               SIGNATURE

When signing above as attorney, executor, administrator, trustee, guardian, or corporate officer, please give your FULL name and title.

--------------------------------------------------------------------------------
THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

                                                       Withhold    Vote for
                                              For      from all   all except
1) Election of trustees                       [ ]        [ ]         [ ]
   Nominees:

                        Joyce A. Fecske, Edes P. Gilbert,
                      Stephen A. Ross, and Maceo K. Sloan

   To withhold your vote from any nominee, check the "Vote for all except" box above and strike a line though the nominee's name.

   If you would like to suggest future  nominees,  please    [ ]
   check the box at the right and write their names and affiliations on the back of this ballot.

                                                      For    Against  Abstain
2) Approval of Ernst & Young LLP as auditors:         [ ]      [ ]      [ ]

--------------------------------------------------------------------------------
THE BOARD OF TRUSTEES RECOMMENDS A VOTE AGAINST ITEM 4.

3) Participant Proposal I does not apply to the CREF Social Choice Account.

                                                      For    Against  Abstain
4) Participant Proposal II regarding a new            [ ]      [ ]      [ ]
   screen for the CREF Social Choice Account:

--------------------------------------------------------------------------------

                  Please detach at perforation before mailing

       Please use black or blue ink and mark an X in the appropriate box. Please sign and date your ballot.

                        COLLEGE RETIREMENT EQUITIES FUND

By signing this form, I authorize Nancy L. Jacob, Bevis Longstreth, and David K. Storrs, singly or together, with power of substitution in each, to represent me and cast my vote at CREF's annual meeting, and any adjournment or postponement thereof. They will vote as I instruct. If no directions are given, or if the instructions are contradictory, the proxies will vote (i) FOR the election of all listed nominees, (ii) in accordance with the trustees' recommendations on the other subjects listed on this card, and (iii) at their discretion on any other matters that may properly come before the annual meeting or if a nominee is not available for election. The CREF annual meeting will be held on November 10, 1997, at 10:00 a.m. at CREF's home office, 730 Third Avenue, New York, New York.

Please sign and date this ballot on the reverse side and return it in the enclosed postage-paid envelope to State Street Bank and Trust Company, P.O. Box 9393, Boston, MA 02205-9972. State Street Bank and Trust Company has been engaged to tabulate ballots returned by mail to preserve the confidentiality of your ballot.

                      SUGGESTIONS FOR FUTURE CREF NOMINEES

Name: __________________________________________________________________________

Institution: ___________________________________________________________________

Name: __________________________________________________________________________

Institution: ___________________________________________________________________

Name: __________________________________________________________________________

Institution: ___________________________________________________________________